NEWS RELEASE

PROLOGIS REPORTS FIRST QUARTER RESULTS

Operating Property Performance Improves; Development Activity Accelerating;
CDFS and ProLogis Property Fund Performance in Line with Expectations

DENVER — April 29, 2004 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today announced first quarter 2004 Funds From Operations as defined by ProLogis (FFO) of $0.49 per diluted share, which included a $0.02 per share charge related to redemption of its remaining Series D Preferred Shares. Excluding the charge, FFO per diluted share for the quarter was $0.51, compared with $0.55 for the first quarter of 2003. Net earnings per diluted share for the first quarter of 2004 were $0.23, compared with net earnings per diluted share of $0.21 in the first quarter of 2003.

“We continue to be optimistic about the economic recovery and improving market fundamentals. First quarter operating property performance continued to improve as we achieved a 0.70% increase in same store net operating income, driven by same store average occupancy gains of 0.67%,” said K. Dane Brooksher, chairman and chief executive officer. “Our financial results are on track for the first half of the year and reflect our expectation that income from our corporate distribution facilities services (CDFS) business would be more heavily weighted toward the second half of the year. However, we continue to remain cautious in our outlook for the remainder of the year, as decision making still lags behind the pace of the economic rebound.”

CDFS Leasing Driven by Repeat Customers

Mr. Brooksher added, “We are seeing a strengthening in demand and net positive absorption in the majority of the markets in which we operate. In the first quarter, we signed 3.6 million square feet of build-to-suit and CDFS leases on previously unleased space. Over 65% of total CDFS leases in the quarter were with repeat customers. For example, we leased a facility to Abbott Laboratories in Chicago following a lease with them in Madrid last quarter and leased additional space in Budapest to Geodis, a top 25 customer with 7 leases in 5 markets. In addition, we signed build-to-suit agreements with Bunzl in Houston, Gefco and NYK in Germany, Kuehne & Nagel in Sweden and Hitachi Transport in Tokyo.

“We continued to make progress in Europe, having reduced the pipeline of completed CDFS developments by over 1.6 million square feet in the quarter. In addition, CDFS facilities under development in Europe are now 67.5% leased, up from 59.8% at the end of the year,” Mr. Brooksher concluded.

Expanding Development Pipeline Reflects Acceleration in Japan

Development activity strengthened with over $370 million of starts in the quarter, more than $220 million of which were in Japan. This included the build-to-suit facility for Hitachi Transport and a multitenant facility at the Port of Yokohama, Japan’s second largest seaport. “In addition, early in the second quarter we secured the land for our second development in the Narita submarket, a multitenant facility located two miles from the airport. With these new starts, we now have over $460 million under development in Japan providing a strong pipeline for future contributions to ProLogis Japan Fund,” said Irving F. Lyons, III, vice chairman and chief investment officer.

Asian Operations Expand To China

“We are excited to expand our Asian platform with our first cooperative joint venture in China, ProLogis Park Northwest Shanghai. Through this venture, we will acquire a new, state-of-the-art facility leased to a major operator of hypermarkets in China. The initial phase of development will include up to one million square feet of distribution space with construction expected to begin this fall. The greatest number of multinational corporations in China are located in Shanghai, and the Park is well situated in one of only three government-sponsored logistics hubs, “ Mr. Lyons concluded.

Selected Financial and Operating Information

•	Same store net operating income for the quarter increased 0.70%, compared with the first quarter of 2003 (a 0.77% increase when straight-lined rents are excluded), with a 0.67% improvement in average same store occupancy.

•	Recognized FFO from CDFS transactions of $32.6 million for the quarter, compared with $30.7 million in the first quarter of 2003. Pre-deferral margins were 21.7% and post-deferral margins were 17.0%.

•	Increased ProLogis’ share of FFO from property funds by 7.1% for the quarter, to $18.0 million from $16.8 million in the same quarter in 2003.

•	Grew fee income from property funds by 16.5% for the quarter, to $11.3 million from $9.7 million in the same quarter in 2003.

•	Recycled $227.1 million of capital through CDFS dispositions and contributions year to date, 67% of which was from contributions to ProLogis property funds.

•	Increased total assets owned and/or under management by 4.3%, to $12.2 billion from $11.7 billion at December 31, 2003.

•	Completed a €350 million bond offering ($431 million), providing a natural currency hedge for European assets. The eurobonds have a seven-year term with an annual coupon rate of 4.38% and were priced at 99.769%.

Copies of ProLogis’ first quarter 2004 supplemental information will be available from the company’s web site at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s web site at http://www.sec.gov. The related conference call will be available via a live web cast on the company’s web site at http://ir.prologis.com at 10:00 am Eastern Time on Thursday, April 29, 2004. A replay of the web cast will be available on the company’s web site or at www.streetevents.com until May 13, 2004.

ProLogis is a leading provider of distribution facilities and services with 247.5 million square feet (23.0 million square meters) in 1,790 distribution facilities owned, managed and under development in 70 markets in North America, Europe and Asia. ProLogis continues to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets or interest rates that could adversely affect ProLogis’ cost of capital and its ability to meet its financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules, and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2003.

# # #

Investor Relations:	Media:
Melissa Marsden	Shannon Rowe
Tel: 303-576-2622	Tel: 303-576-2641
mmarsden@prologis.com	media@prologis.com

First Quarter 2004
SUPPLEMENTAL INFORMATION
(Unaudited)

Page
OVERVIEW:
Selected Financial Information	1
FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2
Consolidated Statements of Funds From Operations	3 & 3a
Consolidated Statements of EBITDA	4
Reconciliations of Net Earnings to Funds From Operations and EBITDA	5
Consolidated Balance Sheets	6
Investments in Unconsolidated Investees	7
Notes to Consolidated Financial Statements	8 & 9
SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	10 & 10a
Calculations of Return on Capital and Related Comments	11 & 11a
ProLogis Property Funds - EBITDA, Funds From Operations and Net Earnings	12
ProLogis Property Funds - Balance Sheets	13
Discontinued Operations - Assets Held For Sale	14
SELECTED STATISTICAL INFORMATION:
Leased and Physical Occupancy Analysis	15 & 15a
Lease Expirations/Top 25 Customers	16
Leasing Activity/Actual Capital Expenditures	17
Same Store Sales Analysis	18
SELECTED INVESTMENT INFORMATION:
Acquisitions, Dispositions and Land Held for Development	19
CDFS Business Summary	20 & 20a
Development Summary	21
SELECTED OTHER INFORMATION:
Capital Structure	22
Debt Analysis	23
Geographic Distribution	24

Executive Office Address:
14100 East 35th Place
Aurora, Colorado 80011
(303) 375-9292

ProLogis

First Quarter 2004
Unaudited Financial Results

Selected Financial Information
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2004 (1)	2003 (2)	% Change
Net Earnings Attributable to Common Shares (see pages 2 and 5):
Net Earnings attributable to Common Shares	$43,497	$38,705	12.4%
Net Earnings per diluted Common Share	$0.23	$0.21	9.5%

Funds From Operations and Funds From Operations, as adjusted (see pages 3, 3a and 5):
Funds From Operations attributable to Common Shares	$91,813	$100,595	-8.7%
Add back: excess of redemption value over carrying value of preferred shares redeemed (3)	4,236	—

Funds From Operations attributable to Common Shares, as adjusted	$96,049	$100,595	-4.5%

Funds From Operations attributable to Common Shares per diluted share	$0.49	$0.55	-10.9%
Add back: excess of redemption value over carrying value of preferred shares redeemed (3)	0.02	—

Funds From Operations per diluted Common Share, as adjusted	$0.51	$0.55	-7.3%

EBITDA (see pages 4 and 5):
EBITDA	$167,827	$164,777	1.9%

Distributions:
Actual distributions per Common Share (4)	$0.3650	$0.3600	1.4%

	March 31,	December 31,
	2004	2003 (2)	% Change
Total Assets, net of accumulated depreciation (see page 6)	$6,490,423	$6,367,466	1.9%

Total Book Assets (see page 11):
Direct investment	$6,453,180	$6,259,042
ProLogis’ share of total book assets of unconsolidated investees	1,519,554	1,561,978

Totals	$7,972,734	$7,821,020	1.9%

Market Capitalization (see page 22)	$10,962,013	$10,174,471	7.7%

Assets Owned and Under Management:
Real estate assets owned directly by ProLogis, before depreciation (see page 6)	$6,100,639	$5,854,047
Assets owned by ProLogis’ unconsolidated investees:
Real estate assets owned by ProLogis Property Funds, before depreciation (weighted ownership interest of 25%) (see page 13)	5,991,328	5,724,640
Real estate assets owned by CDFS Joint Ventures, before depreciation (weighted ownership interest of 50%) (5)	33,014	31,393
Temperature-controlled distribution operations:
Net assets held for sale (see page 14) (1)(6)	104,075	—
Investments in temperature-controlled investees including proportionate share of third party debt (ownership interest of 50% in 2004 and in excess of 99% in 2003) (1)(6)(7)	3,092	113,977

	6,131,509	5,870,010

Totals	$12,232,148	$11,724,057	4.3%

The definition of Funds From Operations is on page 3a and the definition of EBITDA is on page 4.

Footnote references are to pages 8 and 9.

Supplemental Information Page 1

ProLogis

First Quarter 2004
Unaudited Financial Results

Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2004 (1)	2003 (2)
Revenues:
Rental income (8)(9)(10)	$138,161	$142,012
Property management and other property fund fees (see page 12)	11,267	9,739
Development management fees and other CDFS income (5)	1,522	310

Total revenues	150,950	152,061

Expenses:
Rental expenses (8)(10)	36,644	36,557
General and administrative (11)	19,566	15,876
Depreciation and amortization (10)	42,758	41,485
Other	996	778

Total expenses	99,964	94,696

Gains on certain dispositions of CDFS business assets, net (5)(10):
Net proceeds from dispositions (12)	155,880	248,173
Costs of assets disposed of	128,722	217,431

Total gains, net	27,158	30,742

Operating Income	78,144	88,107
Income from unconsolidated property funds (see page 12)	9,537	457
Income from other unconsolidated investees, net (13)	300	2,670
Interest expense (14)	(39,623)	(37,254)
Interest and other income	738	369

Earnings before minority interest	49,096	54,349
Minority interest	(1,226)	(1,283)

Earnings before certain net gains and net foreign currency gains (expenses/losses)	47,870	53,066
Gains recognized on dispositions of certain non-CDFS business assets, net	—	383
Foreign currency exchange gains (expenses/losses), net (15)	3,313	(5,102)

Earnings before income taxes	51,183	48,347

Income taxes:
Current income tax expense	2,213	509
Deferred income tax expense	2,739	998

Total income taxes	4,952	1,507

Net Earnings from Continuing Operations	46,231	46,840
Discontinued Operations:
Income attributable to assets held for sale (6)	3,395	—
Assets disposed of in 2004:
Operating income (loss) attributable to assets disposed of (10)	(79)	44
Gain (loss) recognized on dispositions, net (16):
Non-CDFS business assets	(545)	—
CDFS business assets	5,415	—

Total discontinued operations	8,186	44

Net Earnings	54,417	46,884
Less preferred share dividends	6,684	8,179
Less excess of redemption value over carrying value of preferred shares redeemed (3)	4,236	—

Net Earnings Attributable to Common Shares	$43,497	$38,705

Weighted average Common Shares outstanding — basic	180,732	178,600
Weighted average Common Shares outstanding — diluted	185,255	181,003
Net Earnings per Common Share-Basic:
Continuing Operations	$0.20	$0.22
Discontinued Operations	0.04	—

Net Earnings Attributable to Common Shares-Basic	$0.24	$0.22

Net Earnings per Common Share-Diluted:
Continuing Operations	$0.19	$0.21
Discontinued Operations	0.04	—

Net Earnings Attributable to Common Shares-Diluted	$0.23	$0.21

Calculation of Net Earnings per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2004 (1)	2003 (2)
Basic and Diluted Net Earnings Attributable to Common Shares	$43,497	$38,705

Weighted average Common Shares outstanding — Basic (a)	180,732	178,600
Incremental effect of potentially dilutive instruments (b)	4,523	2,403

Weighted average Common Shares outstanding — Diluted	185,255	181,003

Diluted Net Earnings per Common Share	$0.23	$0.21

(a) Weighted average limited partnership units of 4,683,000 and 4,791,000 for the three months in 2004 and 2003, respectively, were not included in the calculation of diluted net earnings per Common Share as the effect, on an as-converted basis, was antidilutive.

(b) Total weighted average potentially dilutive instruments outstanding were 11,734,000 and 10,962,000 for the three months in 2004 and 2003, respectively.

Footnote references are to pages 8 and 9.

Supplemental Information Page 2

ProLogis

First Quarter 2004
Unaudited Financial Results

Consolidated Statements of Funds From Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2004 (1)	2003 (2)
Revenues:
Rental income (8)(9)	$138,300	$142,122
Property management and other property fund fees (see page 12)	11,267	9,739
Development management fees and other CDFS income (5)	1,522	310

Total revenues	151,089	152,171

Expenses:
Rental expenses (8)	36,742	36,590
General and administrative (11)	19,566	15,876
Depreciation of non-real estate assets	1,924	2,083
Other	996	778

Total expenses	59,228	55,327

Gains on dispositions of CDFS business assets, net (5)(16):
Net proceeds from dispositions (12)	224,030	248,173
Cost of assets disposed of	191,457	217,431

Total gains, net	32,573	30,742

	124,434	127,586
Income from unconsolidated property funds (see page 12)	17,997	16,831
Income from other unconsolidated investees, net (13)	300	3,870
Interest expense (14)	(39,623)	(37,254)
Interest and other income	738	369
Foreign currency exchange expenses/losses, net (15)	(723)	(836)
Current income tax expense	(2,213)	(509)

	(23,524)	(17,529)

Funds From Operations before assets held for sale	100,910	110,057
Funds from operations attributable to assets held for sale (6)	3,049	—

Funds From Operations	103,959	110,057
Less preferred share dividends	6,684	8,179
Less excess of redemption value over carrying value of preferred shares redeemed (3)	4,236	—
Less minority interest	1,226	1,283

Funds From Operations Attributable to Common Shares	$91,813	$100,595

Weighted average Common Shares outstanding — basic	180,732	178,600
Weighted average Common Shares outstanding — diluted	189,938	185,794
Funds From Operations per Common Share:
Basic	$0.51	$0.56

Diluted	$0.49	$0.55

Calculation of Funds From Operations per Common Share on a Diluted Basis
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2004 (1)	2003 (2)
Basic Funds From Operations Attributable to Common Shares	$91,813	$100,595
Minority interest	1,226	1,283

Diluted Funds From Operations Attributable to Common Shares	$93,039	$101,878

Weighted average Common Shares outstanding — Basic	180,732	178,600
Weighted average limited partnership units as if converted	4,683	4,791
Incremental effect of potentially dilutive instruments (a)	4,523	2,403

Weighted average Common Shares outstanding — Diluted	189,938	185,794

Diluted Funds From Operations per Common Share	$0.49	$0.55

(a) Total weighted average potentially dilutive instruments outstanding were 11,734,000 and 10,962,000 for the three months in 2004 and 2003, respectively.

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliations of Net Earnings to Funds From Operations on Page 5.

The definition of Funds From Operations is on page 3a.

Footnote references are to pages 8 and 9.

Supplemental Information Page 3

ProLogis

First Quarter 2004
Unaudited Financial Results

ProLogis’ Definition of Funds From Operations

ProLogis’ Definition of Funds From Operations

Funds From Operations is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to Funds From Operations is Net Earnings. Although NAREIT has published a definition of Funds From Operations, modifications to the NAREIT calculation of Funds From Operations are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. Funds From Operations, as defined by ProLogis, is presented as a supplemental financial measure. Funds From Operations is not used by ProLogis as, nor should it be considered to be, an alternative to Net Earnings computed under GAAP as an indicator of ProLogis’ operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of ProLogis’ ability to fund its cash needs.

Funds From Operations is not meant to represent a comprehensive system of financial reporting and does not present, nor does ProLogis intend it to present, a complete picture of its financial condition and operating performance. ProLogis believes that GAAP Net Earnings remains the primary measure of performance and that Funds From Operations is only meaningful when it is used in conjunction with GAAP Net Earnings. Further, ProLogis believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

NAREIT’s Funds From Operations measure adjusts GAAP Net Earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. ProLogis agrees that these two NAREIT adjustments are useful to investors for the following reasons:

          (a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on Funds From Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of Funds From Operations reflects the fact that real estate, as an asset class, generally appreciates over time and that the depreciation charges required by GAAP do not reflect the underlying economic realities.

          (b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of Funds From Operations, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods.

At the same time that NAREIT created and defined its Funds From Operations concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” ProLogis believes that financial analysts, potential investors and shareholders who review its operating results are best served by a defined Funds From Operations measure that includes other adjustments to GAAP Net Earnings in addition to those included in the NAREIT defined measure of Funds From Operations.

The ProLogis Defined Funds From Operations measure excludes the following items from GAAP Net Earnings that are not excluded in the NAREIT Defined Funds From Operations measure: (i) deferred income tax benefits and deferred income tax expenses recognized by ProLogis’ taxable subsidiaries; (ii) certain foreign currency exchange gains and losses resulting from certain debt transactions between ProLogis and its foreign consolidated subsidiaries and its foreign unconsolidated investees; (iii) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of ProLogis’ foreign consolidated subsidiaries and its foreign unconsolidated investees; and (iv) mark-to-market adjustments associated with derivative financial instruments utilized to manage ProLogis’ foreign currency risks. Funds From Operations of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

The items that ProLogis excludes from GAAP Net Earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on ProLogis’ results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that ProLogis excludes from GAAP Net Earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, ProLogis believes that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of ProLogis’ operating results along the same lines that ProLogis’ management uses in planning and executing its business strategy.

Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP Net Earnings that are included in arriving at the ProLogis Defined Funds From Operations measure are helpful to management in making real estate investment decisions and evaluating its current operating performance. ProLogis believes that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of ProLogis’ performance on the key measures of net asset value and current operating returns generated on real estate investments.

While ProLogis believes that its defined Funds From Operations measure is an important supplemental measure, neither NAREIT’s nor ProLogis’ measure of Funds From Operations should be used alone because they exclude significant economic components of GAAP Net Earnings and are, therefore, limited as an analytical tool. Some of these limitations are:

— Depreciation and amortization of real estate assets are economic costs that are excluded from Funds From Operations. Funds From Operations is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in Funds From Operations.

— Gains or losses from property dispositions represent changes in the value of the disposed properties. Funds From Operations, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.

— The deferred income tax benefits and expenses that are excluded from ProLogis’ Defined Funds From Operations measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. ProLogis’ Defined Funds From Operations measure does not currently reflect any income or expense that may result from such settlement.

— The foreign currency exchange gains and losses that are excluded from ProLogis’ Defined Funds From Operations measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of ProLogis’ foreign currency-denominated net assets is indefinite as to timing and amount. ProLogis’ Funds From Operations measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

ProLogis compensates for these limitations by using its Funds From Operations measure only in conjunction with GAAP Net Earnings. To further compensate, ProLogis always reconciles its Funds From Operations measure to GAAP Net Earnings in its financial reports. Additionally, ProLogis provides investors with its complete financial statements prepared under GAAP, its definition of Funds From Operations which includes a discussion of the limitations of using ProLogis’ non-GAAP measure and a reconciliation of ProLogis’ GAAP measure (Net Earnings) to its non-GAAP measure (Funds From Operations as defined by ProLogis) so that investors can appropriately incorporate this ProLogis measure and its limitations into their analyses.

Supplemental Information Page 3a

ProLogis

First Quarter 2004
Unaudited Financial Results

Consolidated Statements of EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2004 (1)	2003 (2)
Revenues:
Rental income (8)(9)	$138,300	$142,122
Property management and other property fund fees (see page 12)	11,267	9,739
Development management fees and other CDFS income (5)	1,522	310

	151,089	152,171

Expenses:
Rental expenses (8)	36,742	36,590
General and administrative (11)	19,566	15,876
Other	996	778

	57,304	53,244

Gains on dispositions of CDFS business assets, net (5)(16)	41,185	33,266
Income from unconsolidated property funds (see page 12)	30,402	28,926
Income from other unconsolidated investees, net (13)	300	5,408
Interest and other income	738	369
Foreign currency exchange expenses/losses, net (15)	(723)	(836)
EBITDA attributable to assets held for sale (6)	3,366	—

EBITDA before minority interest	169,053	166,060
Less minority interest	1,226	1,283

EBITDA	$167,827	$164,777

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliations of Net Earnings to EBITDA on Page 5.

Footnote references are to pages 8 and 9.

ProLogis’ definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):

ProLogis believes that EBITDA is a useful supplemental measure in the calculation of Return on Capital measures (see page 11). ProLogis believes that Return on Capital measures are useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. EBITDA, as computed by ProLogis, does not represent Net Earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which ProLogis presents in its Consolidated Statements of Cash Flows and includes in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented by ProLogis should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented by ProLogis will not be comparable to similarly titled measures of other REITs.

EBITDA generally represents Net Earnings (computed in accordance with GAAP) excluding: (i) interest expense; (ii) income tax expenses and benefits; and (iii) depreciation and amortization expenses. In ProLogis’ computation of EBITDA the following items are also excluded: (i) preferred dividends and charges related to the redemption of preferred shares; (ii) the foreign currency exchange gains and losses that are also excluded in ProLogis’ definition of Funds From Operations (presented on page 3a); (iii) impairment charges; and (iv) gains and losses from the dispositions of non-CDFS business assets. In addition, ProLogis adjusts the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

Supplemental Information Page 4

ProLogis

First Quarter 2004
Unaudited Financial Results

Reconciliations of Net Earnings to Funds From Operations and EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2004 (1)	2003 (2)
Reconciliation of Net Earnings to Funds From Operations (see page 3a):
Net Earnings Attributable to Common Shares (see page 2)	$43,497	$38,705
Add (Deduct) NAREIT Defined Adjustments:
Real estate related depreciation and amortization	40,834	39,402
Gains recognized on dispositions of non-CDFS business assets, net	—	(383)
Reconciling items attributable to discontinued operations:
Assets held for sale-gains on dispositions of non-CDFS business assets, net (6)	(241)	—
Assets disposed of in 2004-losses recognized on dispositions of non-CDFS business assets, net (10)	545	—
Assets disposed of in 2004-real estate related depreciation and amortization (10)	120	33

Totals discontinued operations	424	33
ProLogis’ share of reconciling items from unconsolidated investees (17):
ProLogis Property Funds (see page 12):
Real estate related depreciation and amortization	8,999	7,790
Gains on dispositions of non-CDFS business assets, net	(294)	—
Other amortization items (18)	(517)	(953)

Totals ProLogis Property Funds	8,188	6,837
Temperature-controlled distribution investees (1)(6)(7):
Real estate related depreciation and amortization	—	1,650

Totals NAREIT Defined Adjustments	49,446	47,539

Subtotals—NAREIT Defined Funds From Operations	92,943	86,244
Add (Deduct) ProLogis Defined Adjustments:
Foreign currency exchange (gains) expenses/losses, net (15)	(4,036)	4,266
Deferred income tax expense	2,739	998
Reconciling items attributable to discontinued operations:
Assets held for sale-deferred income tax benefit (6)	(105)	—
ProLogis’ share of reconciling items from unconsolidated investees (17):
ProLogis Property Funds (see page 12):
Foreign currency exchange expenses/losses, net (15)	338	9,397
Deferred income tax expense ( benefit)	(66)	140

Totals ProLogis Property Funds	272	9,537
Temperature-controlled distribution investees (1)(6)(7):
Foreign currency exchange gains, net (15)	—	(53)
Deferred income tax benefit	—	(397)

Totals temperature-controlled distribution investees	—	(450)

Totals ProLogis Defined Adjustments	(1,130)	14,351

ProLogis Defined Funds From Operations Attributable to Common Shares (see pages 2, 3 and 3a)	$91,813	$100,595

Reconciliation of Net Earnings to EBITDA (see page 4):
Net Earnings Attributable to Common Shares (see page 2)	$43,497	$38,705
Add (Deduct):
NAREIT Defined Adjustments to compute Funds From Operations	49,446	47,539
ProLogis Defined Adjustments to compute Funds From Operations	(1,130)	14,351
Other adjustments to compute ProLogis’ EBITDA measure:
Interest expense	39,623	37,254
Depreciation of non-real estate assets	1,924	2,083
Current income tax expense	2,213	509
Adjustments to CDFS gains for interest capitalized to disposed assets (see page 3a)	8,612	2,524
Preferred share dividends	6,684	8,179
Excess of redemption value over carrying value of preferred shares redeemed (3)	4,236	—
Reconciling items attributable to discontinued operations:
Assets held for sale-current income tax expense (6)	317	—
ProLogis’ share of reconciling items from unconsolidated investees (17):
ProLogis Property Funds (see page 12):
Interest expense	11,709	11,469
Current income tax expense	837	440
Other amortization items (18)	(141)	186

Total ProLogis Property Funds	12,405	12,095
CDFS Joint Ventures:
Interest expense	—	615
Current income tax expense	—	129

Total CDFS Joint Ventures	—	744
Temperature-controlled distribution investees (1)(6)(7):
Interest expense	—	13
Depreciation of non-real estate assets	—	709
Current income tax expense	—	72

Total temperature-controlled distribution investees	—	794

ProLogis’ EBITDA measure (see pages 2 and 4)	$167,827	$164,777

See ProLogis’ Consolidated Statements of Earnings on Page 2.

The definition of Funds From Operations is on page 3a and the definition of EBITDA is on page 4.

Footnote references are to pages 8 and 9.

Supplemental Information Page 5

ProLogis

First Quarter 2004
Unaudited Financial Results

Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2004 (1)	2003 (2)
Assets:
Investments in real estate assets:
Operating properties	$5,065,558	$4,868,795
Properties under development (including cost of land)	422,694	404,581
Land held for development	521,710	511,163
Other investments (19)	90,677	69,508

	6,100,639	5,854,047
Less accumulated depreciation	883,119	847,221

Net investments in real estate assets	5,217,520	5,006,826
Investments in unconsolidated investees:
Investments in ProLogis Property Funds	560,409	548,243
Investments in CDFS Joint Ventures	11,881	12,734
Investment in temperature-controlled distribution investees (1)(6)(7)	3,092	113,830
Investments in other unconsolidated investees	2,229	2,486

Total investments in unconsolidated investees	577,611	677,293
Cash and cash equivalents	172,850	331,503
Accounts and notes receivable	36,259	44,906
Other assets	326,578	306,938
Discontinued operations-assets held for sale (1)(6)	159,605	—

Total assets	$6,490,423	$6,367,466

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$862,073	$699,468
Senior unsecured notes	1,758,147	1,776,789
Secured debt and assessment bonds	508,852	514,412
Construction costs payable	28,045	26,825
Interest payable	39,411	39,807
Accounts payable and accrued expenses	100,218	116,067
Other liabilities	119,547	97,389
Discontinued operations-assets held for sale (1)(6)	55,530	—

Total liabilities	3,471,823	3,270,757

Minority interest	36,775	37,777
Shareholders’ equity:
Series C Preferred Shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series D Preferred Shares at stated liquidation preference of $25.00 per share (20)	—	125,000
Series F Preferred Shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G Preferred Shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common Shares at $.01 par value per share	1,813	1,802
Additional paid-in capital	3,101,973	3,073,959
Accumulated other comprehensive income (21)	180,599	138,235
Distributions in excess of Net Earnings	(652,560)	(630,064)

Total shareholders’ equity	2,981,825	3,058,932

Total liabilities and shareholders’ equity	$6,490,423	$6,367,466

Footnote references are to pages 8 and 9.

Supplemental Information Page 6

ProLogis

First Quarter 2004
Unaudited Financial Results

Investments in Unconsolidated Investees
(in thousands)

	March 31,	December 31,
	2004 (1)	2003 (2)
ProLogis Property Funds (see page 13)(A):
ProLogis European Properties Fund	$277,769	$267,757
ProLogis California LLC	120,069	117,529
ProLogis North American Properties Fund I	38,125	38,342
ProLogis North American Properties Fund II	5,796	5,853
ProLogis North American Properties Fund III	5,211	5,506
ProLogis North American Properties Fund IV	3,400	3,425
ProLogis North American Properties Fund V	62,030	56,965
ProLogis Japan Properties Fund	48,009	52,866

Total investments in ProLogis Property Funds	560,409	548,243
CDFS Joint Ventures	11,881	12,734
Temperature-controlled distribution investees (1)(6)(7)	3,092	113,830
Other unconsolidated investees	2,229	2,486

Total investments in unconsolidated investees	$577,611	$677,293

COMMENT:

(A)	As of March 31, 2004, the gross proceeds that have not been recognized in computing the gains from the contributions of properties by ProLogis to ProLogis Property Funds (before subsequent amortization) are presented below (in thousands). See note 12 on page 8.

	Gross Proceeds Not Recognized
	CDFS	Non-CDFS
	Transactions	Transactions	Total
ProLogis European Properties Fund	$65,879	$9,347	$75,226
ProLogis California LLC	5,323	26,129	31,452
ProLogis North American Properties Fund I	8,286	868	9,154
ProLogis North American Properties Fund II	7,372	—	7,372
ProLogis North American Properties Fund III	5,663	337	6,000
ProLogis North American Properties Fund IV	3,829	810	4,639
ProLogis North American Properties Fund V	17,759	108	17,867
ProLogis Japan Properties Fund	9,694	—	9,694

Totals	$123,805	$37,599	$161,404

Footnote references are to pages 8 and 9.

Supplemental Information Page 7

ProLogis

First Quarter 2004
Unaudited Financial Results

Notes to Consolidated Financial Statements

(1)	ProLogis adopted Interpretation No. 46R, “Consolidation of Variable Interest Entities,” in January 2004. This accounting pronouncement requires that variable interest entities in which ProLogis has a majority variable interest be presented on a consolidated basis rather than under the equity method as of January 1, 2004. Accordingly, ProLogis’ investments in TCL Holding S.A. (formerly Frigoscandia S.A.) are presented on a consolidated basis as of January 1, 2004. This change in reporting method for 2004 does not result in a restatement of the financial information presented for previous periods. This accounting pronouncement is not applicable to any of ProLogis’ other investments, as these investees are not variable interest entities.

(2)	Certain 2003 amounts included in this Supplemental Information package have been reclassified to conform to the 2004 presentation.

(3)	This charge has been recognized in accordance with FASB-EITF Topic D-42 and represents the excess of the redemption value over the carrying value of ProLogis’ remaining Series D Preferred Shares that were redeemed in January 2004.

(4)	In December 2003, ProLogis’ Board of Trustees set an annual distribution rate for 2004 of $1.46 per Common Share. The amount of the Common Share distribution may be adjusted at the discretion of the Board during the year.

(5)	The corporate distribution facilities services business (“CDFS business”) segment represents the development of distribution properties with the intent to either contribute the properties to a ProLogis Property Fund in which ProLogis has an ownership interest and acts as manager or sell the properties to a third party, and the acquisition and rehabilitation or acquisition and repositioning of distribution properties with the intent to contribute the properties to a ProLogis Property Fund. This segment’s income also includes fees earned for development activities performed on behalf of customers or third parties and gains or losses from the dispositions of land parcels that no longer fit into ProLogis’ development plans. ProLogis includes the income generated in the CDFS business segment in its computation of Funds From Operations and EBITDA. See pages 3 and 4.

(6)	TCL Holding S.A. owns a temperature-controlled distribution operating network in Europe, primarily in France. ProLogis presented its investments in TCL Holding S.A. under the equity method in 2003. As a result of adopting Interpretation No. 46R, ProLogis began presenting its investments in TCL Holding S.A. on a consolidated basis in 2004. TCL Holding S.A.’s operations in France were classified as “held for sale” during portions of 2003. However, because ProLogis’ investments were presented under the equity method, ProLogis was not required to reflect the portion of its investments in this unconsolidated investee related to the French operations separately as assets held for sale in 2003. Therefore, the French operations are shown as assets held for sale in ProLogis’ Consolidated Financial Statements only in 2004. See note 1 and page 14.

(7)	In 2004, represents TCL Holding S.A.’s investment in a temperature-controlled distribution company operating in Austria. While ProLogis’ investments in TCL Holding S.A. were presented under the equity method through December 31, 2003, this Austrian investment was not separately presented in ProLogis’ balance sheet. See notes 1 and 6.

(8)	Represents rental income earned and rental expenses incurred while ProLogis owns a property directly. Under the terms of their respective lease agreements, some or all of ProLogis’ rental expenses are recovered from its customers. Amounts recovered are included as a component of rental income. Rental expense amounts also include ProLogis’ direct expenses associated with its management of the ProLogis Property Funds’ operations. For properties that have been contributed to a ProLogis Property Fund, ProLogis recognizes its share of the total operations of the Property Fund under the equity method and presents these amounts below Operating Income in its Consolidated Statements of Earnings, Funds From Operations and EBITDA.

(9)	Amounts include straight-lined rents of $2,224,000 and $2,054,000 for the three months in 2004 and 2003, respectively, and rental expense recoveries from customers of $27,011,000 and $26,466,000 for the three months in 2004 and 2003, respectively.

(10)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During 2004, ProLogis sold seven such properties to third parties. Accordingly, the operations of these properties during 2004 and the net gain or loss recognized when they were sold are presented as discontinued operations. The amounts attributable to the operations of these properties during 2003 have been reclassified and are presented as discontinued operations in ProLogis’ Consolidated Statements of Earnings for that period. These amounts are not presented as discontinued operations in ProLogis’ Consolidated Statements of Funds From Operations and EBITDA. The operating amounts that are presented as discontinued operations (other than the net gain or loss recognized upon disposition) are as follows:

	Three Months Ended
	March 31,
	2004	2003
Rental income	$139	$110
Rental expenses	(98)	(33)
Depreciation and amortization	(120)	(33)

	$(79)	$44

(11)	In 2004, includes $423,000 of general and administrative expenses attributable to the operations of TCL Holding S.A. ProLogis began presenting its investments in this entity on a consolidated basis in 2004. In 2003, these investments were presented under the equity method. See note 1.

(12)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the proceeds in its computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized is determined based on ProLogis’ continuing ownership interest in the contributed property that arises due to ProLogis’ ownership interest in the Property Fund. ProLogis defers this portion of the proceeds by recognizing a reduction to its investment in the respective Property Fund. ProLogis adjusts its proportionate share of the earnings or losses that it recognizes under the equity method from the Property Fund in later periods to reflect the Property Fund’s depreciation expense as if the depreciation expense was computed on ProLogis’ lower basis in the contributed real estate assets rather than on the Property Fund’s basis in the contributed real estate assets. If a loss is recognized when a property is contributed to a ProLogis Property Fund, the entire loss is recognized. See page 7 for the amount of gross proceeds that have not been recognized as of March 31, 2004. The gross proceeds deferred related to contributions during the first quarter of 2004 and the first quarter of 2003 were $8,912,000 and $6,512,000, respectively.

When a property that ProLogis originally contributed to a ProLogis Property Fund is disposed of to a third party, ProLogis recognizes the amount of the gain that it had previously deferred as a part of its CDFS income during the period that the disposition occurs. Further, during periods when ProLogis’ ownership interest in a ProLogis Property Fund decreases, ProLogis will recognize gains to the extent that previously deferred proceeds are recognized to coincide with ProLogis’ new ownership interest in the ProLogis Property Fund. There were no decreases in ProLogis’ ownership interests in any of the ProLogis Property Funds during the three months ended March 31, 2004. However, ProLogis’ ownership interests in certain of the ProLogis Property Funds did decrease during the three months ended March 31, 2003. The amount of previously deferred proceeds that were recognized during the first quarter 2003 was $897,000, which resulted in the recognition of additional gains of that amount.

Notes are continued on Page 9.

Supplemental Information Page 8

ProLogis

First Quarter 2004
Unaudited Financial Results

Notes to Consolidated Financial Statements (Continued)

(13)	In 2004, includes ProLogis’ proportionate shares of the earnings or losses, Funds From Operations and EBITDA of unconsolidated investees recognized under the equity method as follows: loss of $258,000 from Insight, Inc. and income of $558,000 from TCL Holding S.A. See notes 1, 6 and 7 on page 8.

In 2003, includes ProLogis’ proportionate shares of the earnings or losses of unconsolidated investees recognized under the equity method as follows: loss of $5,000 from Insight, Inc., income of $57,000 from ProLogis Equipment Services LLC, income of $2,318,000 from TCL Holding S.A. (see notes 1, 6 and 7 on page 8) and income of $300,000 from the CDFS Joint Ventures.

In 2003, includes ProLogis’ proportionate shares of the Funds From Operations of unconsolidated investees recognized under the equity method as follows: loss of $5,000 from Insight, Inc., income of $57,000 from ProLogis Equipment Services LLC, income of $3,518,000 from TCL Holding S.A. (see notes 1, 6 and 7 on page 8) and income of $300,000 from the CDFS Joint Ventures.

In 2003, includes ProLogis’ proportionate shares of EBITDA of unconsolidated investees recognized under the equity method as follows: loss of $5,000 from Insight, Inc., income of $57,000 from ProLogis Equipment Services LLC, income of $4,312,000 from TCL Holding S.A. (see notes 1, 6 and 7 on page 8) and income of $1,044,000 from the CDFS Joint Ventures.

(14)	Includes amortization of deferred loan costs of $1,492,000 and $1,627,000 for the three months in 2004 and 2003, respectively. Excludes interest that has been capitalized based on ProLogis’ development activities of $7,387,000 and $10,535,000 for the three months in 2004 and 2003, respectively.

(15)	Foreign currency exchange gains and losses that are recognized as a component of Net Earnings computed under GAAP generally result from: (i) remeasurement and/or settlement of certain debt transactions between ProLogis and its foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of ProLogis’ investment); (ii) remeasurement and/or settlement of certain third party debt of ProLogis’ foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. ProLogis generally excludes these types of foreign currency exchange gains and losses from the ProLogis Defined Funds From Operations measure and also from its computation of EBITDA. ProLogis’ definition of Funds From Operations is presented on page 3a and its definition of EBITDA is presented on page 4.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting company’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in the ProLogis Defined Funds From Operations measure and in ProLogis’ computation of EBITDA.

(16)	Of the seven properties sold to third parties in the first quarter of 2004 (see note 10), three properties were CDFS business assets and four properties were non-CDFS business assets. The net gain or loss from the sales of these properties is reflected as discontinued operations in ProLogis’ Consolidated Statements of Earnings. In ProLogis’ Consolidated Statements of Funds From Operations and EBITDA, the net gains from the dispositions of CDFS business assets are not shown as discontinued operations.

(17)	ProLogis reports its investments in the ProLogis Property Funds and certain other investments under the equity method. Until January 1, 2004, ProLogis presented its investments in TCL Holding S.A. under the equity method (see note 1). For purposes of calculating Funds From Operations and EBITDA, the Net Earnings of each of its unconsolidated investees is adjusted to be consistent with the calculation of these measures by ProLogis. ProLogis’ definition of Funds From Operations is presented on page 3a and ProLogis’ definition of EBITDA is presented on page 4.

(18)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See note 12 on page 8.

(19)	Other investments include: (i) funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; and (iv) costs incurred during the pre-construction phase related to future development projects.

(20)	On December 11, 2003, ProLogis called for the redemption of all of the remaining 5,000,000 Series D Preferred Shares outstanding at a price of $25.00 per share, plus $0.066 in accrued and unpaid dividends. The redemption of these shares was completed on January 12, 2004 at a total redemption value of $125.3 million. ProLogis recognized a charge of $4.2 million associated with this redemption in January 2004. See note 3 on page 8.

(21)	Accumulated other comprehensive income includes cumulative foreign currency translation adjustments and unrealized gains and losses associated with derivative financial instruments that receive hedge accounting treatment. ProLogis also recognizes its proportionate share of the accumulated other comprehensive income balances of its unconsolidated investees.

Supplemental Information Page 9

ProLogis

First Quarter 2004
Unaudited Financial Results

Components of Net Asset Value (A)
(in thousands)

Income Items

				Pro Rata
	1Q 2004	ProLogis'		Annualized
	Pro Forma	Ownership		Pro Forma
	NOI (B)	Interest		NOI
Direct ownership properties (B)	$112,276	100.0%	X 4	$449,104

ProLogis Property Funds—North America (B):
ProLogis California LLC	$15,044	50.0%	X 4	$30,088
ProLogis North American Properties Fund I	8,373	41.3%	X 4	13,832
ProLogis North American Properties Fund II	4,778	20.0%	X 4	3,822
ProLogis North American Properties Fund III	4,647	20.0%	X 4	3,718
ProLogis North American Properties Fund IV	3,418	20.0%	X 4	2,734
ProLogis North American Properties Fund V	19,620	14.0%	X 4	10,979

Subtotal North America				65,174

ProLogis Japan Properties Fund (B)	7,769	20.0%	X 4	6,215

Total Property Funds—North America and Japan				$71,389

	1Q 2004 Actual		Annualized Fees
Fee income (includes all ProLogis Property Funds) (see page 12)	$11,267	X 4	$45,068

		Actual 12 mos.
	1Q 2004 Actual	ended 03/31/04
Income from CDFS business:
Funds From Operations from CDFS business (C)	$34,095	$132,348
Recognition of previously deferred disposition proceeds (see note 12 on page 8)	—	(26,219)
Gross amount of disposition proceeds that have not been recognized in Funds From Operations on current period contributions (see note 12 on page 8)	8,912	28,333

	$43,007	$134,462

Balance Sheet Items
Investment in ProLogis European Properties Fund (D)		$376,589

Net assets held for sale (discontinued operations) (E)		$104,075

Investments in unconsolidated investees other than ProLogis Property Funds:
CDFS Joint Ventures		$11,881
Temperature-controlled distribution investee (see page 7)		3,092
Other unconsolidated investees		2,229

Total investments in unconsolidated investees other than ProLogis Property Funds		$17,202

Investments in land and development projects:
Development projects in process (see pages 6 and 21)		$422,694
Land held for development (see pages 6 and 19)		521,710

Total investments in land and development projects		$944,404

Other assets:
Cash and cash equivalents		$172,850
Deposits, prepaid assets and other tangible assets		141,085
Accounts and notes receivable		36,259
ProLogis’ share of other tangible assets of ProLogis Property Funds (F)		16,193

Total other assets		$366,387

Liabilities and preferred equity:
ProLogis’ total liabilities (excluding liabilities associated with assets held for sale – discontinued operations)		$(3,416,293)
ProLogis’ share of third party debt of ProLogis Property Funds (see page 13) (F)		(430,844)
ProLogis’ share of other third party liabilities of ProLogis Property Funds (F)		(18,353)

Total liabilities		(3,865,490)
Preferred Shares		(350,000)

Total liabilities and preferred equity		$(4,215,490)

ProLogis’ Consolidated Balance Sheet is at Page 6.

Net Asset Value Discussion

ProLogis considers Net Asset Value to be a useful tool for management, financial analysts, potential investors and shareholders to estimate the value of common shareholder equity. The assessment of the value of a particular segment of ProLogis’ business is subjective in that it will involve estimates and can be performed using various methods. Therefore, ProLogis has presented the financial results and investments related to its business segments that it believes are important in calculating its Net Asset Value but has not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

Comments are on page 10a.

Supplemental Information Page 10

ProLogis

First Quarter 2004
Unaudited Financial Results

Comments to Components of Net Asset Value
(in thousands)

Comments relate to page 10.

COMMENTS:

(A)	The components of Net Asset Value provided on page 10 do not consider any incentive management fees that ProLogis can earn from ProLogis Property Funds, the potential growth in rental and fee income streams or the franchise value associated with ProLogis’ global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (“NOI”) for purposes of the Net Asset Value calculation for ProLogis and the ProLogis Property Funds, excluding ProLogis European Properties Fund, for the three months ended March 31, 2004 follows (amounts in thousands). Because ProLogis’ investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment D), a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis
		ProLogis	N.A.	N.A.
		California	Properties	Properties
	ProLogis	LLC	Fund I	Fund II
Calculation of Pro Forma NOI (a):
Rental income computed under GAAP (see pages 3 and 12)	$138,300	$18,518	$10,885	$6,715
Straight-lined rents (b)	(2,224)	(254)	(358)	(358)
Net termination fees (c)	(599)	(62)	(49)	—

Adjusted rental income	135,477	18,202	10,478	6,357

Rental expenses, computed under GAAP (see pages 3 and 12)	(36,742)	(3,402)	(2,220)	(1,639)
Certain fees paid to ProLogis (d)	—	160	115	60

Adjusted rental expenses	(36,742)	(3,242)	(2,105)	(1,579)

Adjusted NOI	98,735	14,960	8,373	4,778
Other adjustments (e) (f)	13,541	84	—	—

Pro Forma NOI	$112,276	$15,044	$8,373	$4,778

[Additional columns below]

[Continued from above table, first column(s) repeated]

	ProLogis	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	N.A.	Japan
	Properties	Properties	Properties	Properties
	Fund III	Fund IV	Fund V	Fund
Calculation of Pro Forma NOI (a):
Rental income computed under GAAP (see pages 3 and 12)	$6,122	$4,228	$25,962	$7,550
Straight-lined rents (b)	(81)	(96)	(754)	50
Net termination fees (c)	—	—	—	—

Adjusted rental income	6,041	4,132	25,208	7,600

Rental expenses, computed under GAAP (see pages 3 and 12)	(1,464)	(749)	(5,945)	(379)
Certain fees paid to ProLogis (d)	70	35	233	—

Adjusted rental expenses	(1,394)	(714)	(5,712)	(379)

Adjusted NOI	4,647	3,418	19,496	7,221
Other adjustments (e) (f)	—	—	124	548

Pro Forma NOI	$4,647	$3,418	$19,620	$7,769

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, adjusted to exclude straight-lined rents (see (b) below) and net termination fees (see (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to ProLogis that have been recognized as rental expenses by the ProLogis Property Funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents are removed from rental income computed under GAAP to allow for the calculation of a cash yield, which is common in Net Asset Value calculations.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual ProLogis Property Fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with an NOI measure that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at March 31, 2004.

(f)	For ProLogis California LLC, ProLogis North American Properties Fund V and ProLogis Japan Properties Fund, NOI is adjusted to reflect a full period of operations for the properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period.

(C)	Includes the net gains on dispositions of CDFS business assets, development management fees, other CDFS income and ProLogis’ share of the funds from operations of the CDFS Joint Ventures.

(D)	At March 31, 2004, the Net Asset Value of ProLogis’ investment in ProLogis European Properties Fund was as follows (in thousands except per unit amounts):

Number of equity units held by ProLogis on March 31, 2004	29,808
Net Asset Value per unit at December 31, 2003 in euros (g)	10.22

Total Net Asset Value at March 31, 2004 in euros	304,638
Euro to U.S. dollar exchange rate at March 31, 2004	1.2224

Total Net Asset Value at March 31, 2004 in U.S. dollars	$372,389
ProLogis’ share of Funds From Operations since December 31, 2003 (h)	7,379
Less dividends received by ProLogis since December 31, 2003	(9,257)

Net amounts owed to ProLogis	6,078

Total net asset value as of March 31, 2002	$376,589

(g)	Based on an independent third party valuation as of December 31, 2003.

(h)	Represents ProLogis’ share of Funds From Operations of ProLogis European Properties Fund since the last net asset valuation (December 31, 2003) excluding management fee income which is paid to ProLogis on a current basis. See page 12.

(E)	The French operations of ProLogis’ temperature-controlled distribution company are held for sale. See notes 1 and 6 on page 8.

(F)	Excludes ProLogis European Properties Fund. See comment D.

Supplemental Information Page 10a

ProLogis

First Quarter 2004
Unaudited Financial Results

Calculations of Return on Capital (A)
(in thousands)

	First Quarter	Full Year
	2004	2003
EBITDA:
EBITDA (see page 4)	$167,827	$718,643
Disposition proceeds attributable to current period contributions that have been deferred and not recognized in computing the gains that are included in EBITDA (see page 20)	8,912	25,933
Adjustment to the amount of the deferred disposition proceeds due to interest capitalization treatment for computing EBITDA (B)	1,337	3,951
Disposition proceeds attributable to prior period contributions that have been recognized in computing the current period gains that are included in EBITDA (see note 12 on page 8)	—	(27,116)

	$178,076	$721,411

	March 31,	Averages	December 31,	September 30,
	2004	for 2003	2003	2003
Total Book Assets (C):
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$6,100,639	$5,547,257	$5,854,046	$5,538,063
ProLogis’ direct other assets, net of direct other liabilities (E)	248,466	233,311	404,996	185,718
Net assets held for sale (discontinued operations) (F)	104,075	—	—	—

	6,453,180	5,780,568	6,259,042	5,723,781
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (G)	1,502,352	1,535,608	1,432,781	1,670,371
Investments in CDFS Joint Ventures (H)	11,881	73,938	12,734	98,159
Investments in temperature-controlled distribution investees (F)	3,092	167,474	113,977	158,465
Investments in other unconsolidated investees (D)	2,229	2,851	2,486	2,486

	1,519,554	1,779,871	1,561,978	1,929,481

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$7,972,734	$7,560,439	$7,821,020	$7,653,262

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$7,972,734	$7,560,439	$7,821,020	$7,653,262
Less: minority interest (D)	(36,775)	(39,599)	(37,777)	(38,716)
Less: third party debt (D)	(3,129,072)	(2,879,060)	(2,990,669)	(2,953,277)
Less: ProLogis’ share of third party debt of unconsolidated investees (see page 22)	(787,401)	(785,539)	(750,638)	(865,555)
Less: preferred shares (D)	(350,000)	(405,000)	(475,000)	(350,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,669,486	$3,451,241	$3,566,935	$3,445,714

Return on Assets (I):
Average Book Assets		$7,560,439
Less: average direct other assets, net of direct other liabilities		(233,311)
Less: average minority interest		(39,599)

		$7,287,529

Adjusted EBITDA for the full year		$721,411

Return on Assets (I)		9.90%

Return on Equity Attributable to Common Shareholders (J):
Average Book Equity Attributable to Common Shareholders (C)		$3,451,241
Less: average direct other assets, net of direct other liabilities		(233,311)

		$3,217,930

ProLogis Defined Funds From Operations Attributable to Common Shares for the full year		$400,745
Add back: gains not recognized computed on a Funds From Operations basis, net of recapture amounts recognized (see note 12 on page 8)		(1,183)
Add back: non-real estate depreciation		7,884
Add back: non-real estate depreciation of temperature-controlled distribution investees		2,089
Add back: adjustment to carrying values of investments in temperature-controlled distribution investees		38,286
Add back: excess of redemption values over the carrying values of preferred shares redeemed		7,823

ProLogis Defined Funds From Operations Attributable to Common Shares, as adjusted		$455,644

Return on Equity Attributable to Common Shareholders (J)		14.16%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	June 30,	March 31,	December 31,
	2003	2003	2002

Total Book Assets (C):
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (D)	$5,537,659	$5,410,992	$5,395,527
ProLogis’ direct other assets, net of direct other liabilities (E)	237,334	182,212	156,293
Net assets held for sale (discontinued operations) (F)	—	—	—

	5,774,993	5,593,204	5,551,820
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (G)	1,656,601	1,490,450	1,427,836
Investments in CDFS Joint Ventures (H)	88,450	81,652	88,696
Investments in temperature-controlled distribution investees (F)	200,697	185,576	178,658
Investments in other unconsolidated investees (D)	2,486	2,486	4,310

	1,948,234	1,760,164	1,699,500

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$7,723,227	$7,353,368	$7,251,320

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$7,723,227	$7,353,368	$7,251,320
Less: minority interest (D)	(39,296)	(39,739)	(42,467)
Less: third party debt (D)	(2,891,073)	(2,828,302)	(2,731,978)
Less: ProLogis’ share of third party debt of unconsolidated investees (see page 22)	(853,686)	(749,133)	(708,685)
Less: preferred shares (D)	(400,000)	(400,000)	(400,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,539,172	$3,336,194	$3,368,190

Return on Assets (I):
Average Book Assets
Less: average direct other assets, net of direct other liabilities
Less: average minority interest
Adjusted EBITDA for the full year
Return on Assets (I)
Return on Equity Attributable to Common Shareholders (J):
Average Book Equity Attributable to Common Shareholders (C)
Less: average direct other assets, net of direct other liabilities
ProLogis Defined Funds From Operations Attributable to Common Shares for the full year
Add back: gains not recognized computed on a Funds From Operations basis, net of recapture amounts recognized (see note 12 on page 8)
Add back: non-real estate depreciation
Add back: non-real estate depreciation of temperature-controlled distribution investees
Add back: adjustment to carrying values of investments in temperature-controlled distribution investees
Add back: excess of redemption values over the carrying values of preferred shares redeemed
ProLogis Defined Funds From Operations Attributable to Common Shares, as adjusted
Return on Equity Attributable to Common Shareholders (J)

Comments are on page 11a.

Supplemental Information Page 11

ProLogis

First Quarter 2004
Unaudited Financial Results

Comments to Calculations of Return on Capital

Comments relate to page 11.

COMMENTS:

(A)	Return on Capital measures are commonly used by management, financial analysts, potential investors and shareholders to analyze financial returns. ProLogis believes that Return on Assets is useful in analyzing the financial returns resulting from capital deployment decisions and for comparing returns associated with alternative investment decisions. ProLogis believes that Return on Equity Attributable to Common Shareholders is useful in assessing the financial returns attributable to holders of common equity resulting from capital deployment and capital structuring decisions and evaluating options, as well as for comparing returns for alternative investment decisions. See comments I and J.

(B)	In computing ProLogis’ EBITDA measure, the gains and losses from the contributions of developed properties recognized as CDFS income are adjusted to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed). See page 4. This adjustment also impacts the amount of the proceeds that are deferred and not recognized due to ProLogis’ ownership interest in the Property Fund acquiring the property. See note 12 on page 8.

(C)	ProLogis’ use of the term “Book Assets” refers to the undepreciated asset base of the company. ProLogis’ use of the term “book equity” refers to the equity of the company with its assets presented on an undepreciated basis.

(D)	Represents ProLogis’ recorded balance sheet amount as of the applicable date. ProLogis’ Consolidated Balance Sheets are at page 6.

(E)	Other assets includes all assets other than real estate, investments in unconsolidated investees and assets held for sale (discontinued operations) and other liabilities includes all liabilities other than third party debt and liabilities associated with assets held for sale (discontinued operations). ProLogis’ Consolidated Balance Sheets are at page 6.

(F)	The French operations of ProLogis’ temperature-controlled distribution company are held for sale. ProLogis began presenting its investments in the temperature-controlled distribution company on a consolidated basis as of January 1, 2004. Prior to that date, these investments were presented under the equity method. See notes 1, 6 and 7 on page 8.

(G)	Represents ProLogis’ share of the total assets, before depreciation, net of liabilities, other than third party debt, of each entity. See page 13.

(H)	Represents ProLogis’ balance sheet investment in the entity plus ProLogis’ share of the entity’s third party debt, if any.

(I)	Return on Assets measures EBITDA, generated by operations and as defined by ProLogis on page 4, against the original capital invested that has generated this EBITDA. ProLogis believes that this EBITDA measure most accurately measures the direct financial return resulting from its capital decisions without including the impacts that financing and capital structure choices would have on the return calculation.

(J)	Return on Equity Attributable to Common Shareholders measures Funds From Operations as defined by ProLogis on page 3a and as further adjusted to remove all depreciation and amortization amounts and to reflect gains on contributions of CDFS assets at their gross amount prior to any deferrals of proceeds (see note 12 on page 8) against the invested shareholder capital to which the Funds From Operations generated is attributable. ProLogis believes that the ProLogis Defined Funds From Operations measure, as adjusted most accurately measures the return related to the capital invested in common equity.

Supplemental Information Page 11a

ProLogis

First Quarter 2004
Unaudited Financial Results

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.
	Properties	California	Properties	Properties	Properties
	Fund	LLC	Fund I	Fund II	Fund III
	For the Three Months Ended March 31, 2004 (A)
EBITDA, Funds From Operations and Net Earnings of each Property Fund:
Rental revenues	$72,469	$18,518	$10,885	$6,715	$6,122
Rental expenses:
Property management fees paid to ProLogis (B)	(911)	(645)	(327)	(206)	(232)
Other	(8,435)	(2,757)	(1,893)	(1,433)	(1,232)

Total rental expenses	(9,346)	(3,402)	(2,220)	(1,639)	(1,464)

Net operating income from properties	63,123	15,116	8,665	5,076	4,658

Other income (expense)	(914)	(14)	(46)	(18)	(8)
Gains on dispositions of CDFS business assets, net	1,120	—	—	—	—
Asset management and other fees paid to ProLogis (B)	(5,494)	(19)	(167)	(296)	(263)

EBITDA of the Property Fund (C)	57,835	15,083	8,452	4,762	4,387
Current income tax expense	(3,573)	(3)	—	—	(3)
Third party interest expense	(20,732)	(5,351)	(4,619)	(2,838)	(2,699)

Funds From Operations of the Property Fund (D)	33,530	9,729	3,833	1,924	1,685
Real estate related depreciation and amortization	(18,702)	(4,428)	(2,445)	(1,318)	(1,175)
Gains on other dispositions, net	—	580	—	—	20
Foreign currency exchange expenses/losses, net	(1,528)	—	—	—	—
Deferred income tax benefit	299	—	—	—	—

Net Earnings of the Property Fund (E)	$13,599	$5,881	$1,388	$606	$530

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property Fund recognized under the equity method (see pages 2, 3, 4 and 5):
ProLogis’ average ownership interest for the three-month period (F)	22.1%	50.0%	41.3%	20.0%	20.0%

ProLogis’ share of the Property Fund’s EBITDA	12,782	7,542	3,490	952	877
Fees paid to ProLogis (G)	6,304	901	572	645	529
Other (H)	(32)	(113)	(18)	(3)	(2)

EBITDA recognized by ProLogis (C)	$19,054	$8,330	$4,044	$1,594	$1,404

ProLogis’ share of the Property Fund’s Funds From Operations	7,410	4,865	1,582	385	337
Fees paid to ProLogis (G)	6,304	901	572	645	529
Other (H)	(31)	(64)	(17)	(3)	(3)

Funds From Operations recognized by ProLogis (D)	$13,683	$5,702	$2,137	$1,027	$863

ProLogis’ share of the Property Fund’s Net Earnings	3,005	2,941	573	121	106
Fees paid to ProLogis (G)	6,304	901	572	645	529
Other (H)	143	210	50	38	32

Net Earnings recognized by ProLogis (E)	$9,452	$4,052	$1,195	$804	$667

	For the Three Months Ended March 31, 2003 (A)

EBITDA recognized by ProLogis, including fees (C)	$18,876	$7,968	$4,106	$1,450	$1,448

Funds From Operations recognized by ProLogis, including fees (D)	$13,618	$5,331	$2,210	$876	$902

Net Earnings recognized by ProLogis, including fees (E)	$954	$3,486	$1,289	$678	$718

[Additional columns below]

[Continued from above table, first column(s) repeated]

	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	Japan		ProLogis'
	Properties	Properties	Properties		Share of the
	Fund IV	Fund V	Fund	Total	Property Funds
	For the Three Months Ended March 31, 2004 (A)
EBITDA, Funds From Operations and Net Earnings of each Property Fund:
Rental revenues	$4,228	$25,962	$7,550	$152,449	$38,325
Rental expenses:
Property management fees paid to ProLogis (B)	(108)	(813)	—	(3,242)	(882)
Other	(641)	(5,132)	(379)	(21,902)	(5,479)

Total rental expenses	(749)	(5,945)	(379)	(25,144)	(6,361)

Net operating income from properties	3,479	20,017	7,171	127,305	31,964

Other income (expense)	(20)	33	85	(902)	(216)
Gains on dispositions of CDFS business assets, net	—	—	—	1,120	248
Asset management and other fees paid to ProLogis (B)	(181)	(40)	(572)	(7,032)	(1,561)

EBITDA of the Property Fund (C)	3,278	20,010	6,684	120,491	30,435
Current income tax expense	(5)	(302)	(9)	(3,895)	(837)
Third party interest expense	(1,758)	(6,172)	(1,111)	(45,280)	(11,709)

Funds From Operations of the Property Fund (D)	1,515	13,536	5,564	71,316	17,889
Real estate related depreciation and amortization	(863)	(5,458)	(1,036)	(35,425)	(8,999)
Gains on other dispositions, net	—	—	—	600	294
Foreign currency exchange expenses/losses, net	—	—	—	(1,528)	(338)
Deferred income tax benefit	—	—	—	299	66

Net Earnings of the Property Fund (E)	$652	$8,078	$4,528	$35,262	$8,912

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property Fund recognized under the equity method (see pages 2, 3, 4 and 5):
ProLogis’ average ownership interest for the three-month period (F)	20.0%	14.0%	20.0%	25.1%

ProLogis’ share of the Property Fund’s EBITDA	656	2,799	1,337	30,435
Fees paid to ProLogis (G)	315	1,429	572	11,267
Other (H)	(3)	49	89	(33)

EBITDA recognized by ProLogis (C)	$968	$4,277	$1,998	$41,669

ProLogis’ share of the Property Fund’s Funds From Operations	303	1,894	1,113	17,889
Fees paid to ProLogis (G)	315	1,429	572	11,267
Other (H)	(2)	139	89	108

Funds From Operations recognized by ProLogis (D)	$616	$3,462	$1,774	$29,264

ProLogis’ share of the Property Fund’s Net Earnings	130	1,130	906	8,912
Fees paid to ProLogis (G)	315	1,429	572	11,267
Other (H)	26	—	126	625

Net Earnings recognized by ProLogis (E)	$471	$2,559	$1,604	$20,804

	For the Three Months Ended March 31, 2003 (A)

EBITDA recognized by ProLogis, including fees (C)	$960	$3,570	$287	$38,665

Funds From Operations recognized by ProLogis, including fees (D)	$604	$2,776	$253	$26,570

Net Earnings recognized by ProLogis, including fees (E)	$482	$2,356	$233	$10,196

COMMENTS:

(A)	All ProLogis Property Funds were operating throughout the period.

(B)	These fees are paid to ProLogis on a current basis.

(C)	EBITDA is a supplemental measure that is used to calculate Return on Capital measures (see page 11). See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliations of EBITDA to Net Earnings on page 5. ProLogis’ definition of EBITDA is presented on page 4.

(D)	Funds From Operations is a supplemental measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliations of Funds From Operations to Net Earnings on page 5. ProLogis’ definition of Funds From Operations is presented on page 3a.

(E)	See ProLogis’ Consolidated Statements of Earnings on page 2.

(F)	The average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.

(G)	In addition to the property and asset management fees earned by ProLogis and expensed by the ProLogis Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the ProLogis Property Funds. Certain of these fees are capitalized by the ProLogis Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees it earns in an amount proportionate to its ownership interest in the ProLogis Property Fund. The deferred fees are recognized as income by ProLogis in future periods by reducing the amount of the capitalized fees that the ProLogis Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the earnings of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the ProLogis Property Fund.

(H)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on ProLogis’ ownership interest in the ProLogis Property Fund acquiring the property. See comment G and note 12 on page 8.

Supplemental Information Page 12

ProLogis

First Quarter 2004
Unaudited Financial Results

ProLogis Property Funds — Balance Sheets
(in thousands)

	ProLogis		ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.
	Properties	California	Properties	Properties
Selected Balance Sheet Items of the ProLogis Property Funds	Fund	LLC	Fund I	Fund II
Operating properties, before depreciation	$3,070,692	$632,547	$376,458	$234,778

Other assets, net of other liabilities	$65,589	$11,637	$2,630	$2,485

Total assets, before depreciation, net of other liabilities	$3,136,281	$644,184	$379,088	$237,263

Third party debt	$1,577,686	$285,594	$242,304	$165,000

ProLogis’ ownership interest as of March 31, 2004	22.6%	50.0%	41.3%	20.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	ProLogis	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	N.A.	Japan
	Properties	Properties	Properties	Properties
Selected Balance Sheet Items of the ProLogis Property Funds	Fund III	Fund IV	Fund V	Fund	Total
Operating properties, before depreciation	$208,446	$141,439	$906,709	$420,259	$5,991,328

Other assets, net of other liabilities	$3,618	$4,600	$34,690	$(100,125)	$25,124

Total assets, before depreciation, net of other liabilities	$212,064	$146,039	$941,399	$320,134	$6,016,452

Third party debt	$150,285	$103,187	$498,679	$172,331	$3,195,066

ProLogis’ ownership interest as of March 31, 2004	20.0%	20.0%	14.0%	20.0%	25.0%	(A)

	ProLogis		ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.
	Properties	California	Properties	Properties
ProLogis’ Share of the ProLogis Property Funds’ Balances	Fund	LLC	Fund I	Fund II
ProLogis’ Balance Sheet Investment (see page 7)	$277,769	$120,069	$38,125	$5,796
Add (Deduct):
ProLogis’ share of third-party debt	356,557	142,797	100,072	33,000
ProLogis’ share of depreciation and amortization	26,953	30,049	13,064	2,647
Gross proceeds not recognized on a cumulative basis (before amortization) (see page 7)	75,226	31,452	9,154	7,372
Other (B)	(27,705)	(2,275)	(3,852)	(1,362)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$708,800	$322,092	$156,563	$47,453

[Additional columns below]

[Continued from above table, first column(s) repeated]

	ProLogis	ProLogis	ProLogis	ProLogis
	N.A.	N.A.	N.A.	Japan
	Properties	Properties	Properties	Properties
ProLogis’ Share of the ProLogis Property Funds’ Balances	Fund III	Fund IV	Fund V	Fund	Total
ProLogis’ Balance Sheet Investment (see page 7)	$5,211	$3,400	$62,030	$48,009	$560,409
Add (Deduct):
ProLogis’ share of third-party debt	30,057	20,637	69,815	34,466	787,401
ProLogis’ share of depreciation and amortization	2,146	1,280	2,989	496	79,624
Gross proceeds not recognized on a cumulative basis (before amortization) (see page 7)	6,000	4,639	17,867	9,694	161,404
Other (B)	(1,001)	(748)	(20,905)	(28,638)	(86,486)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$42,413	$29,208	$131,796	$64,027	$1,502,352

COMMENTS:

(A)	The average ownership is weighted based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(B)	Consists primarily of intercompany balances and additional basis in the investment that have been recorded directly by ProLogis. Also includes ProLogis’ proportionate share of the accumulated other comprehensive income of ProLogis European Properties Fund (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Fund (cumulative foreign currency translation adjustments). See note 21 on page 9.

Supplemental Information Page 13

ProLogis

First Quarter 2004
Unaudited Financial Results

Discontinued Operations — Assets Held for Sale (A)
(in thousands)

March 31, 2004
Assets:
Plant, property and equipment (B)	$227,338
Accumulated depreciation	(149,843)

Net plant, property and equipment	77,495
Cash	26,847
Accounts receivable	24,529
Other assets	30,734

Total assets	159,605

Liabilities:
Third party debt	142
Accounts payable	17,314
Deferred tax liability	13,317
Other liabilities	24,757

Total liabilities	55,530

Net Assets Held For Sale	$104,075

EBITDA, Funds From Operations and Net Earnings (C)

Three Months
Ended March 31,
2004
Operating income	$24,124
Operating expenses	(18,699)
Other income, net	149
General and administrative expenses	(2,208)

EBITDA	3,366
Current income tax expense	(317)

Funds From Operations	3,049
Gain on the disposition of non-CDFS assets, net	241
Deferred income tax benefit	105

Net Earnings	$3,395

COMMENTS:

(A)	The French operations of ProLogis’ temperature-controlled distribution investee (TCL Holding S.A.) are held for sale. ProLogis began presenting its investments in this entity on a consolidated basis as of January 1, 2004. Prior to that date, these investments were presented under the equity method. See notes 1 and 6 on page 8.

(B)	As of March 31, 2004, these assets, all located in France, aggregated 62.8 million cubic feet.

(C)	The property, plant and equipment that are held for sale are not being depreciated.

Supplemental Information Page 14

ProLogis

First Quarter 2004
Unaudited Financial Results

Leased and Physical Occupancy Analysis

By Ownership

			03/31/04		12/31/03 (A)
	Square	Current
	Feet	Investment	Leased	Occupied	Leased	Occupied
Stabilized Portfolio (B):
Direct Investment:
North America	125,288,997	$4,378,712,098	88.11%	87.03%	87.78%	87.17%
Europe	4,496,715	337,465,994	32.27%	32.27%	44.97%	44.97%

Total Direct Investment—Stabilized	129,785,712	4,716,178,092	86.18%	85.13%	85.98%	85.40%
ProLogis Property Funds (C):
ProLogis European Properties Fund	41,876,699	3,070,691,903	94.52%	93.09%	95.15%	94.56%
ProLogis California LLC	13,163,642	632,546,698	97.87%	97.87%	97.05%	96.06%
ProLogis North American Properties Fund I	9,406,069	376,458,243	94.92%	94.92%	91.29%	91.29%
ProLogis North American Properties Fund II	4,476,668	234,777,782	92.45%	89.01%	90.85%	90.07%
ProLogis North American Properties Fund III	4,380,489	208,445,832	92.39%	92.29%	95.53%	95.43%
ProLogis North American Properties Fund IV	3,474,903	141,439,146	95.76%	95.76%	95.96%	95.96%
ProLogis North American Properties Fund V	21,861,378	906,708,872	99.37%	98.74%	99.31%	98.70%
ProLogis Japan Properties Fund	1,969,036	420,258,691	98.66%	98.66%	98.37%	98.37%

Total ProLogis Property Funds	100,608,884	5,991,327,167	95.99%	95.10%	95.82%	95.27%

Total Stabilized Portfolio	230,394,596	$10,707,505,259	90.46%	89.48%	90.21%	89.64%

Total Operating Portfolio (D):
Direct Investment:
North America	127,337,610	$4,443,746,053	87.57%	86.38%	86.99%	86.34%
Europe	6,161,351	490,992,492	27.09%	27.09%	35.92%	35.92%
Japan	573,409	130,819,737	74.11%	74.11%	—	—

Total Direct Investment—Total Portfolio	134,072,370	5,065,558,282	84.73%	83.61%	84.11%	83.50%
ProLogis Property Funds (C):
ProLogis European Properties Fund	41,876,699	3,070,691,903	94.52%	93.09%	95.15%	94.56%
ProLogis California LLC	13,163,642	632,546,698	97.87%	97.87%	97.05%	96.06%
ProLogis North American Properties Fund I	9,406,069	376,458,243	94.92%	94.92%	91.29%	91.29%
ProLogis North American Properties Fund II	4,476,668	234,777,782	92.45%	89.01%	90.85%	90.07%
ProLogis North American Properties Fund III	4,380,489	208,445,832	92.39%	92.29%	95.53%	95.43%
ProLogis North American Properties Fund IV	3,474,903	141,439,146	95.76%	95.76%	95.96%	95.96%
ProLogis North American Properties Fund V	21,861,378	906,708,872	99.37%	98.74%	99.31%	98.70%
ProLogis Japan Properties Fund	1,969,036	420,258,691	98.66%	98.66%	98.37%	98.37%

Total ProLogis Property Funds	100,608,884	5,991,327,167	95.99%	95.10%	95.82%	95.27%

Total Operating Portfolio	234,681,254	$11,056,885,449	89.56%	88.53%	89.05%	88.46%

COMMENTS:

(A)	The stabilized portfolio at 12/31/03 consisted of 226,392,718 square feet. Total operating portfolio at 12/31/03 consisted of 230,360,309 square feet.

(B)	ProLogis defines its stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially leased, defined as 93% or more.

(C)	The investment amount represents the property fund’s basis in the real estate.

(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties. Prestable properties are development or acquisition properties that have been completed or held for less than 12 months and are not substantially leased (generally 93%).

Supplemental Information Page 15

ProLogis

First Quarter 2004
Unaudited Financial Results

Leased and Physical Occupancy Analysis (Continued)

By Geographic Area and Asset Classification

			03/31/04
	Square	Current
	Feet	Investment	Leased	Occupied
Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	111,513,468	$3,897,792,391	89.19%	88.09%
CDFS properties — repositioned acquisitions	8,719,764	297,329,859	84.85%	83.95%
CDFS properties — completed developments	5,055,765	183,589,848	69.91%	68.92%

Total Direct Investment — North America	125,288,997	4,378,712,098	88.11%	87.03%
ProLogis Property Funds (C)	56,763,149	2,500,376,573	96.98%	96.46%

Total North America Stabilized Properties	182,052,146	6,879,088,671	90.88%	89.97%

Europe:
Direct Investment
Operating properties	984,219	49,190,229	100.00%	100.00%
CDFS properties — repositioned acquisitions	373,119	12,874,895	48.24%	48.24%
CDFS properties — completed developments	3,139,377	275,400,870	9.13%	9.13%

Total Direct Investment — Europe	4,496,715	337,465,994	32.27%	32.27%
ProLogis Property Funds (C)	41,876,699	3,070,691,903	94.52%	93.09%

Total Europe Stabilized Properties	46,373,414	3,408,157,897	88.48%	87.19%

Japan:
Direct Investment	—	—	—	—
ProLogis Property Funds (C)	1,969,036	420,258,691	98.66%	98.66%

Total Japan Stabilized Properties	1,969,036	420,258,691	98.66%	98.66%

Total Stabilized Portfolio	230,394,596	$10,707,505,259	90.46%	89.48%

Total Operating Portfolio (D):
North America:
Total North America Stabilized Properties	182,052,146	$6,879,088,671	90.88%	89.97%
Prestabilized Properties
CDFS properties — repositioned acquisitions	1,196,405	36,086,577	53.07%	50.75%
CDFS properties — completed developments	852,208	28,947,378	56.24%	42.00%

Total Prestabilized Properties — North America	2,048,613	65,033,955	54.39%	47.11%

Total North America Operating Portfolio	184,100,759	6,944,122,626	90.47%	89.49%

Europe:
Total Europe Stabilized Properties	46,373,414	3,408,157,897	88.48%	87.19%
Prestabilized Properties
CDFS properties — repositioned acquisitions	356,654	19,095,367	0.00%	0.00%
CDFS properties — completed developments	1,307,982	134,431,131	16.70%	16.70%

Total Prestabilized Properties — Europe	1,664,636	153,526,498	13.12%	13.12%

Total Europe Operating Portfolio	48,038,050	3,561,684,395	85.87%	84.63%

Japan:
Total Japan Stabilized Properties	1,969,036	420,258,691	98.66%	98.66%
Prestabilized Properties
CDFS properties — completed developments	573,409	130,819,737	74.11%	74.11%

Total Prestabilized Properties — Japan	573,409	130,819,737	74.11%	74.11%

Total Japan Operating Portfolio	2,542,445	551,078,428	93.12%	93.12%

Total Operating Portfolio	234,681,254	$11,056,885,449	89.56%	88.53%

Comments are on page 15.

Supplemental Information Page 15a

ProLogis

First Quarter 2004
Unaudited Financial Results

Lease Expirations

Total Operating Portfolio - Lease Expirations (A)

	Direct Investment			ProLogis Property Funds
			Percentage of			Percentage of
	Occupied	Annual Base	Total Annual	Occupied	Annual Base	Total Annual
	Square Footage	Rents (B)	Base Rents	Square Footage	Rents (B)	Base Rents
2004(C)	19,782,753	$76,504,404	16.26%	4,812,003	$23,418,036	4.44%
2005	22,670,278	98,867,808	21.02%	10,068,877	49,347,432	9.36%
2006	20,445,251	85,069,644	18.08%	10,289,240	51,435,528	9.76%
2007	13,146,238	52,956,456	11.26%	8,452,406	47,511,048	9.02%
2008	14,583,330	62,120,916	13.21%	8,351,361	41,051,580	7.79%
2009	9,844,752	40,963,248	8.71%	6,351,276	35,863,332	6.81%
2010	3,033,475	12,843,096	2.73%	5,624,615	32,992,632	6.26%
2011	1,773,638	8,059,728	1.71%	7,716,272	40,497,444	7.68%
2012	1,758,762	10,295,376	2.19%	8,267,432	47,249,376	8.97%
2013	2,854,371	13,536,156	2.88%	8,930,231	43,787,016	8.31%
2014	1,232,483	4,320,540	0.92%	4,190,442	24,312,972	4.61%
Thereafter	906,729	4,853,724	1.03%	12,564,844	89,539,032	16.99%

Totals	112,032,060	$470,391,096	100.00%	95,618,999	$527,005,428	100.00%

Top 25 Customers

Total Operating Portfolio - By Annualized Base Rent (D)(E)

		Percentage of
		Annualized		Number
Rank	Customer Name	Base Rent (F)		of Leases
1	TPG N.V. (TNT Automotive)	2.64%		18
2	Deutsche Post (DHL)	2.47%		33
3	Unilever	1.94%		8
4	NYK Line (Nippon Yusen Kaisha)	1.59%		12
5	Exel Logistics	1.15%		18
6	Altria Group, Inc. (Kraft)	1.15%		11
7	Nippon Express Group	1.06%		8
8	Sears Roebuck and Co.	0.99%		19
9	FM Logistic	0.95%		6
10	General Electric Company, Inc.	0.85%		18
11	Royal Ahold (Koninklijke Ahold NV)	0.84%		7
12	ID Logistics France	0.84%		6
13	Goodyear Tire & Rubber Co.	0.68%		4
14	Brandt Appliances SAS	0.61%		3
15	Geodis Logistics	0.55%		7
16	Home Depot, Inc.	0.51%		9
17	Gillette (UK) Ltd.	0.50%		2
18	Ryohin Keikaku (MUJI)	0.46%		1
19	Amazon.Com, Inc.	0.46%		1
20	Skechers USA, Inc.	0.43%		3
21	Yamato Transport Co. Ltd.	0.42%		2
22	NOL Group (Neptune Orient Lines)	0.41%		3
23	FedEx Corporation	0.39%		12
24	Hewlett-Packard Company	0.38%		3
25	Auchan Group	0.36%		3

	Total	22.63	%(G)	217

COMMENTS:

(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of March 31, 2004, the average base rent per square foot is $4.00 (Direct Investment) and $5.47 (ProLogis Property Funds).

(C)	Includes amounts leased on a month-to-month basis of 1,978,789 square feet (Direct Investment) and 80,391 square feet (ProLogis Property Funds).

(D)	Includes customers leasing space in properties owned directly by ProLogis and in properties owned by ProLogis Property Funds.

(E)	As of March 31, 2004, ProLogis (including ProLogis Property Funds) had 469 Global 1000 Customers (targeted 1,000 largest users of distribution space). These customers lease 119,391,836 square feet of distribution space representing 50.9% of the total operating portfolio as of March 31, 2004.

(F)	Percentage is based on the annualized collected base rents as of March 31, 2004.

(G)	The Top 25 customers when considering only the annualized collected base rents in ProLogis’ Direct Investment properties was 15.75% of ProLogis’ total annualized collected base rents as of March 31, 2004.

Supplemental Information Page 16

ProLogis

First Quarter 2004
Unaudited Financial Results

Leasing Activity (A)

	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Weighted Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention
First Quarter	377	15,696,963	12,062,980	$1.25	11,909,798	-5.5%	60.7%

Actual Capital Expenditures
For the Three Months Ended March 31, 2004

					ProLogis'
	Recurring			Total	Ownership	ProLogis' Share
	Capital	Tenant	Leasing	Capital	Percentage at	of Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	March 31, 2004	Expenditures
ProLogis	$5,008,614	$7,081,877	$3,423,434	$15,513,925	100.0%	$15,513,925
ProLogis European Properties Fund	3,445,786	276,538	30,523	3,752,847	22.6%	848,143
ProLogis California LLC	178,859	393,474	731,518	1,303,851	50.0%	651,926
ProLogis North American Properties Fund I	24,394	99,079	309,042	432,515	41.3%	178,629
ProLogis North American Properties Fund II	6,813	649,183	252,966	908,962	20.0%	181,792
ProLogis North American Properties Fund III	15,112	230,113	70,411	315,636	20.0%	63,127
ProLogis North American Properties Fund IV	20,978	57,333	30,176	108,487	20.0%	21,697
ProLogis North American Properties Fund V	435,154	10,915	156,258	602,327	14.0%	84,326
ProLogis Japan Properties Fund	—	—	—	—	20.0%	—

	$9,135,710	$8,798,512	$5,004,328	$22,938,550		$17,543,565

COMMENTS:

(A)	Represents leasing activity for distribution space in properties that are directly owned by ProLogis and properties that are owned by the ProLogis Property Funds.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs that will be incurred to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property). Includes the square feet for a lease renewal with the same tenant and associated costs, if any. Includes square feet and costs associated with leasing activity for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided is the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 17

ProLogis

First Quarter 2004
Unaudited Financial Results

Same Store Sales Analysis (A)

Percentage Change in
Adjusted
			Net	Net
	Rental	Rental	Operating	Operating	Average	Rent
	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	Growth (F)
First Quarter	+0.71%	+0.77%	+0.70%	+0.77%	+0.67%	-6.20%

COMMENTS

(A)	A key component of ProLogis’ evaluation of the operating performance of its properties, its management personnel and its individual markets is a “same store” analysis. ProLogis defines its same store portfolio of properties as those properties that have been in operation throughout both three-month periods ended March 31, 2004 and 2003. Of ProLogis’ direct owned operating portfolio of 134,072,370 square feet, 122,094,496 square feet are included in the same store portfolio. Of the operating portfolio owned by the ProLogis Property Funds of 100,608,884 square feet, 85,128,858 square feet are included in the same store portfolio. Same store statistics allow management to evaluate the actual operating performance of its operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for ProLogis and each of the ProLogis Property Funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income computed under GAAP includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees for the same store calculation allows ProLogis’ management to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $534,560 for direct owned properties and $439,796 for properties owned by the ProLogis Property Funds for the three months ended March 31, 2004 and $3,884,405 for direct owned properties and $31,248 for properties owned by the ProLogis Property Funds for the three months ended March 31, 2003.

(C)	Rental expenses computed under GAAP represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for ProLogis’ direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which ProLogis’ wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues). In ProLogis’ Consolidated Statements of Earnings, the net profit or loss of the management company is recognized as part of ProLogis’ rental expenses reported under GAAP.

(D)	In computing the percentage change in net operating income, ProLogis computes net operating income as the weighted difference between the rental income balance that is computed as described in comment B and the rental expenses balance that is computed as described in comment C.

(E)	To derive adjusted net operating income, ProLogis adjusts the net operating income balance that is computed as described in comment D to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $1,433,025 for direct owned properties and $1,869,356 for properties owned by the ProLogis Property Funds for the three months ended March 31, 2004 and $1,043,428 for direct owned properties and $2,371,907 for properties owned by the ProLogis Property Funds for the three months ended March 31, 2003.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 18

ProLogis

First Quarter 2004
Unaudited Financial Results

Acquisitions, Dispositions and Land Held for Development

Three
Months Ended
March 31,
2004
Acquisitions:
Direct Acquisitions by ProLogis (A):
Square feet	2,841,944
Total expected investment of assets acquired	$136,301,912
Percentage leased at period end	81.98%

Dispositions:
Direct Dispositions by ProLogis:
CDFS completed developments:
Square feet	3,081,759
Net sales proceeds	$207,696,456
CDFS repositioned acquisitions:
Square feet	659,196
Net sales proceeds	$19,375,197
Total CDFS assets (see page 20):
Square feet	3,740,955
Net sales proceeds	$227,071,653
Non-CDFS assets:
Square feet	128,509
Net sales proceeds	$4,501,837
Total all dispositions:
Square feet	3,869,464
Net sales proceeds	$231,573,490

	As of March 31, 2004
	Acres	Investment
Land Held For Development:
Land owned:
North America	1,815	$162,724,367
Europe	810	358,985,386
Asia	—	—

Total land owned	2,625	$521,709,753

Land controlled (LOI/option):
North America	733
Europe	1,071
Asia	8

Total land controlled	1,812

Total land held for development	4,437

COMMENT:

(A)	All acquisitions were made in ProLogis’ CDFS business segment.

Supplemental Information Page 19

ProLogis

First Quarter 2004
Unaudited Financial Results

CDFS Business Summary

CDFS Leasing Activity

Three
Months Ended
March 31,
2004
Square feet of leases signed on CDFS properties (A)	4,683,702
Square feet of leases signed on CDFS properties to repeat ProLogis customers	3,056,389
Percentage to repeat ProLogis customers	65.3%

Proceeds from 2004 CDFS Dispositions/Contributions by Market/Region

	Three
	Months Ended	Percentage
	March 31,	of Total
	2004	Proceeds
North America:
Birmingham, Alabama	$11,500,030	5.06%
Chicago, Illinois	892,358	0.39%
Cincinnati, Ohio	3,088,090	1.36%
Columbus, Ohio	11,859,758	5.22%
Dallas/Fort Worth, Texas	1,027,124	0.45%
Denver, Colorado	4,692,899	2.07%
El Paso, Texas	7,180,718	3.16%
Houston, Texas	3,988,902	1.76%
Indianapolis, Indiana	3,508,948	1.55%
Memphis, Tennessee	3,526,537	1.55%
San Antonio, Texas	5,783,786	2.55%
Tijuana, Mexico	6,987,675	3.08%

	64,036,825	28.20%

Europe:
Budapest, Hungary	8,673,263	3.82%
East Midlands, United Kingdom	54,698,120	24.09%
France (Central)	11,224,105	4.94%
France (East)	19,011,791	8.37%
France (South)	15,033,655	6.62%
Netherlands (South)	32,493,202	14.31%
Poland (Central)	21,900,692	9.65%

	163,034,828	71.80%

Gross proceeds on 2004 transactions	227,071,653	100.00%

Add: contingent proceeds realized (B)	5,870,505
Less: amounts not recognized (C)	(8,911,746)

	$224,030,412

Percentage of CDFS proceeds generated by contributions to ProLogis Property Funds	66.90%

COMMENTS:

(A)	Includes leases of previously unleased space of 3,617,246 square feet and leases of previously leased space of 1,066,456 square feet.

(B)	A contribution to ProLogis Japan Properties Fund in 2003 provided for an additional $5.9 million of proceeds, the receipt of which was contingent on the satisfactory performance of certain activities by ProLogis. These activities were completed in 2004. Upon receipt of the contingent proceeds, an additional gain ($4.7 million after deferral) was recognized in 2004.

(C)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the proceeds in its computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to ProLogis’ continuing ownership interest in the contributed property through its ownership in the Property Fund.

Supplemental Information Page 20

ProLogis

First Quarter 2004
Unaudited Financial Results

CDFS Business Summary (Continued)

CDFS Asset Pipeline and Leasing Status

CDFS Assets By Product Classification

	Square		03/31/04
	Feet	Investment (A)	Leased %
Completed Developments and Acquired Properties
North America:
CDFS properties - repositioned acquisitions	9,916,169	$333,416,436	81.01%
CDFS properties - completed developments	5,907,973	212,537,226	67.94%

Total CDFS Operating Properties - North America	15,824,142	545,953,662	76.13%
Europe:
CDFS properties - repositioned acquisitions	729,773	31,970,262	24.67%
CDFS properties - completed developments	4,447,359	409,832,001	11.36%

Total CDFS Operating Properties - Europe	5,177,132	441,802,263	13.23%
Asia:
CDFS properties - completed developments	573,409	130,819,737	74.11%

Total CDFS Operating Properties - Asia	573,409	130,819,737	74.11%

Total Acquired and Developed Properties (see page 15a)	21,574,683	1,118,575,662	60.98%

Properties Under Development:
North America	4,214,198	139,857,088	33.81%
Europe	4,950,733	282,751,225	67.47%
Asia	3,635,353	439,482,945	40.58%

Total Properties Under Development (see page 21)	12,800,284	862,091,258	48.75%

Total CDFS Asset Pipeline	34,374,967	$1,980,666,920	56.43%

CDFS Assets By Geographic Area

	Square		03/31/04
	Feet	Investment (A)	Leased %
North America	20,038,340	$685,810,750	67.23%
Europe	10,127,865	724,553,488	39.75%
Asia	4,208,762	570,302,682	45.15%

Total CDFS Asset Pipeline	34,374,967	$1,980,666,920	56.43%

COMMENT:

(A)	For operating properties represents current investment; for properties under development represents total expected investment.

Supplemental Information Page 20a

ProLogis

First Quarter 2004
Unaudited Financial Results

Development Summary

	March 31,	December 31,	September 30,	June 30,
	2004	2003	2003	2003
Development Starts:
North America:
Square feet	1,866,315	457,701	2,525,682	1,427,820
Total expected investment	$66,486,382	$17,180,281	$76,627,833	$43,080,598
Cost per square foot	$35.62	$37.54	$30.34	$30.17
Europe:
Square feet	1,486,564	2,395,346	1,710,023	1,059,941
Total expected investment	$84,688,487	$115,639,226	$93,154,115	$48,381,276
Cost per square foot	$56.97	$48.28	$54.48	$45.65
Asia:
Square feet	1,655,985	259,751	346,068	1,373,549
Total expected investment	$220,328,760	$22,321,065	$31,738,289	$157,916,667
Cost per square foot	$133.05	$85.93	$91.71	$114.97
Total:
Square feet	5,008,864	3,112,798	4,581,773	3,861,310
Total expected investment	$371,503,629	$155,140,572	$201,520,237	$249,378,541
Cost per square foot	$74.17	$49.84	$43.98	$64.58

Development Completions:
North America:
Square feet	815,500	243,820	1,482,400	502,549
Total expected investment	$27,674,269	$8,373,779	$47,643,888	$22,615,317
Cost per square foot	$33.94	$34.34	$32.14	$45.00
Leased percentage at completion (A)	100.00%	90.21%	100.00%	32.74%
Leased percentage as of 03/31/04	100.00%	90.21%	100.00%	32.74%
Europe:
Square feet	596,149	761,247	1,715,576	1,919,595
Total expected investment	$55,438,729	$48,388,496	$87,306,497	$118,482,968
Cost per square foot	$92.99	$63.56	$50.89	$61.72
Leased percentage at completion (A)	54.71%	79.93%	71.29%	83.98%
Leased percentage as of 03/31/04	54.71%	79.93%	79.85%	83.98%
Asia:
Square feet	619,963	466,954	139,480	305,095
Total expected investment	$112,046,270	$55,948,012	$28,416,667	$35,925,000
Cost per square foot	$180.73	$119.81	$203.73	$117.75
Leased percentage at completion (A)	74.11%	100.00%	100.00%	100.00%
Leased percentage as of 03/31/04	74.11%	100.00%	100.00%	100.00%
Total:
Square feet	2,031,612	1,472,021	3,337,456	2,727,239
Total expected investment	$195,159,268	$112,710,287	$163,367,052	$177,023,285
Cost per square foot	$96.06	$76.57	$48.95	$64.91
Leased percentage at completion (A)	78.81%	88.00%	85.24%	76.33%
Leased percentage as of 03/31/04	78.81%	88.00%	89.64%	76.33%

Under Development as of End of Period:
North America:
Square feet	4,214,198	3,163,383	2,949,502	1,906,220
Total expected investment	$139,857,088	$101,044,975	$92,238,473	$63,254,528
Cost per square foot	$33.19	$31.94	$31.27	$33.18
Leased percentage as of 03/31/04	33.81%
Europe:
Square feet	4,950,733	4,060,318	2,969,044	2,974,597
Total expected investment	$282,751,225	$246,246,309	$233,910,333	$228,062,715
Cost per square foot	$57.11	$60.65	$78.78	$76.67
Leased percentage as of 03/31/04	67.47%
Asia:
Square feet	3,635,353	2,599,331	2,806,534	2,599,946
Total expected investment	$439,482,945	$331,200,455	$352,833,507	$349,511,885
Cost per square foot	$120.89	$127.42	$125.72	$134.43
Leased percentage as of 03/31/04	40.58%
Total:
Square feet	12,800,284	9,823,032	8,725,080	7,480,763
Total expected investment	$862,091,258	$678,491,739	$678,982,313	$640,829,128
Cost per square foot	$67.35	$69.07	$77.82	$85.66
Leased percentage as of 03/31/04	48.75%
Construction in Progress:
North America	$52,396,557	$51,752,456	$32,619,111	$21,353,765
Europe	155,357,076	129,305,479	120,206,737	142,360,874
Asia	214,940,593	223,523,519	204,879,464	182,634,649

Total Construction in Progress	$422,694,226	$404,581,454	$357,705,312	$346,349,288

COMMENT:

(A)	Represents the leased percentage as of the end of the quarter in which the development was completed.

Supplemental Information Page 21

ProLogis

First Quarter 2004
Unaudited Financial Results

Capital Structure
(in thousands)

Debt Outstanding as of March 31, 2004

		Principal Maturities
		of Direct Debt
Principal Outstanding - Direct Debt		(excluding Lines of Credit)
Direct Debt:
Senior unsecured notes:		Remainder of
6.70% Notes due 2004	$250,000	2004	$274,655
7.05% Notes due 2006	250,000	2005	109,084
7.25% Notes due 2007	135,000	2006	320,593
7.95% Notes due 2008	100,000	2007	331,983
7.10% Notes due 2008	250,000	2008	309,066
8.72% Notes due 2009	93,750	2009	77,771
7.875% Notes due 2009	56,250	2010	35,649
7.30% Notes due 2009	25,000	2011	30,219
5.50% Notes due 2013	300,000	2012	35,219
7.81% Notes due 2015	100,000	2013	380,833
9.34% Notes due 2015	50,000
8.65% Notes due 2016	50,000	Thereafter	363,780
7.625% Notes due 2017	100,000	Less discount	(1,853)

Less discount	(1,853)		$2,266,999

Total senior unsecured notes	1,758,147

Secured debt (A):
Mortgage notes	501,133
Assessment bonds	7,719

Total secured debt	508,852

Subtotal	2,266,999
Lines of credit (see page 23)	862,073

Total direct debt	$3,129,072

ProLogis’ share of third party debt of unconsolidated investees:
ProLogis Property Funds (see page 13)	$787,401

Total	$3,916,473

Market Capitalization as of March 31, 2004

	Shares
	or Equivalents	Market	Market Value
	Outstanding	Price	Equivalents
8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$61.00	$122,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$25.64	128,200
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$25.40	127,000

	12,000		377,200

Common Shares	181,222	$35.87	6,500,433
Convertible limited partnership units (4,679,000 units)	4,681	$35.87	167,907

	185,903		6,668,340

Total equity			7,045,540
Total debt (including ProLogis’ share of third party debt of unconsolidated investees)			3,916,473

Total market capitalization (including ProLogis’ share of third party debt of unconsolidated investees)			$10,962,013

COMMENT:

(A)	In February 2004, ProLogis repaid $18.6 million of securitized debt at maturity.

Supplemental Information Page 22

ProLogis

First Quarter 2004
Unaudited Financial Results

Debt Analysis

Revolving Lines of Credit
(in thousands)

						Weighted
	Total		Outstanding		Remaining	Average
	Commitment		at 03/31/04		Capacity	Interest Rate (A)
ProLogis-North America	$560,000	(B)	$107,802	(C)	$452,198	2.60%
ProLogis-Europe	555,480	(D)	380,727		174,753	3.01%
ProLogis-Europe (United Kingdom only)	45,820	(E)	—		45,820	—
ProLogis-Asia	385,099	(F)	373,544		11,555	0.97%

	$1,546,399		$862,073		$684,326	2.07%

Weighted Average Interest Rates and Term to Maturity (G)

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (H)
Revolving lines of credit	27.62%	2.07%	n/a
Senior unsecured notes	56.33%	7.11%	5.8	years
Secured debt	16.05%	7.23%	10.1	years

Totals (G)	100.00%	5.74%	6.8	years

Financial Ratios

	Three
	Months Ended	Year Ended
	03/31/04	12/31/03
Interest coverage ratio (I)	3.8	4.3
Fixed charge coverage ratio (J)	3.2	3.5
Total debt to total book assets (including ProLogis’ share of unconsolidated investees) (see pages 11 and 22)	49.1%	49.5%
Total debt to total market capitalization (including ProLogis’ share of unconsolidated investees) (see page 22)	35.7%	36.8%

COMMENTS:

(A)	Represents the weighted average base interest rates on borrowings that were outstanding at March 31, 2004.

(B)	Total commitment available to ProLogis at March 31, 2004 has been reduced by letters of credit outstanding with the lending bank aggregating $14.2 million at March 31, 2004.

(C)	The amount outstanding at March 31, 2004 includes $94.8 million representing the approximate U.S. dollar equivalent of borrowings of 76.8 million euros.

(D)	Represents the approximate U.S. dollar equivalent at March 31, 2004 of ProLogis’ 450.0 million euro denominated line of credit.

(E)	Represents the approximate U.S. dollar equivalent at March 31, 2004 of ProLogis’ 25.0 million pound sterling denominated line of credit available for borrowing in the United Kingdom. The total commitment available to ProLogis has been reduced by letters of credit outstanding with the lending bank in the currency equivalent of approximately $16.9 million at March 31, 2004.

(F)	Represents the approximate U.S. dollar equivalent at March 31, 2004 of ProLogis’ 40.0 billion yen denominated line of credit.

(G)	Excludes assessment bonds.

(H)	Calculated as of the beginning of the year through final maturity for debt outstanding at March 31, 2004.

(I)	Calculated as Funds From Operations as defined by ProLogis before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs). Funds From Operations is defined on Page 3a.

(J)	Calculated as Funds From Operations as defined by ProLogis before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends. Funds From Operations is defined on Page 3a.

Supplemental Information Page 23

ProLogis

First Quarter 2004
Unaudited Financial Results

Geographic Distribution (A)

North America

Central Region	%
Austin	1.01
Dallas/Fort Worth	7.52
El Paso	1.60
Houston	4.02
Kansas City	0.67
Oklahoma City	0.27
San Antonio	2.63
Tulsa	0.23
Other non-target	0.06

Total Central Region	18.01

Mid-Atlantic Region	%
Chicago	3.80
Cincinnati	2.89
Columbus	3.35
I-81 Corridor (E. Pennsylvania)	1.13
I-95 Corridor (New Jersey)	2.82
Indianapolis	2.09
Louisville	1.16
St. Louis	1.23
Other non-target	0.03

Total Mid-Atlantic Region	18.50

Pacific Region	%
Denver	1.56
Las Vegas	0.98
Los Angeles/Orange County	6.96
Phoenix	1.04
Portland	0.89
Reno	1.57
Salt Lake City	0.87
San Francisco-East Bay	3.04
San Francisco-South Bay	1.57
Seattle	0.60

Total Pacific Region	19.08

Southeast Region	%
Atlanta	5.35
Charlotte	2.41
Chattanooga	0.49
Ft. Lauderdale/Miami	0.98
Memphis	3.73
Nashville	2.29
Orlando	0.95
Tampa	1.66
Washington D.C./Baltimore	2.70

Total Southeast Region	20.56

Mexico	%
Juarez	0.41
Monterrey	0.64
Reynosa	0.77
Tijuana	0.47

Total Mexico	2.29

Total North America	78.44%

Europe	%
Belgium	0.20
Czech Republic	0.57
France	8.42
Germany	0.71
Hungary	0.22
Ireland	(B	)
Italy	1.68
The Netherlands	1.89
Poland	1.50
Portugal	(B	)
Spain	1.08
Sweden	0.30
United Kingdom	3.90

Total Europe	20.47%

Asia	%
China (C)	(B	)
Japan (D)	1.09

Total Asia	1.09%

COMMENTS:

(A)	Percentages are based on the square footage of the operating portfolio. The operating portfolio includes direct owned properties and operating properties owned by the ProLogis Property Funds.

(B)	At March 31, 2004, ProLogis has no real estate assets in this market.

(C)	Three markets in China (Guangdon Province and the Shanghai and Beijing regions) are designated as target markets.

(D)	ProLogis’ target markets in Japan include Tokyo, Osaka and Nagoya.

Supplemental Information Page 24